EXHIBIT 4(a)

                               FIRST AMENDMENT TO
                               TERM LOAN AGREEMENT



      This First Amendment to Term Loan Agreement (the "First Amendment") made as of the 25th day of May, 1995 ("Amendment Effective Date"), among Comerica Bank and NBD Bank (formerly known as NBD Bank, N.A.) (individually, "Bank" and collectively, "Banks"), Comerica Bank, as Agent for the Banks (in such capacity "Agent") and Jacobson Stores Inc., a Michigan corporation ("Company").

      WITNESSETH:

      WHEREAS, the Banks, the Agent and the Company have executed and delivered that certain Term Loan Agreement dated as of November 20, 1992 (the "Original Agreement");

      WHEREAS, the Company, the Agent and the Banks desire to amend the Original Agreement as set forth herein;

      NOW, THEREFORE, in consideration of the premises, the Banks, the Agent and the Company hereby agree as follows:

      1. Section 1.15 of the Original Agreement is amended to read in its entirety as follows:

            "1.15     'Consolidated Cash Flow Ratio'  shall mean, as of any
      date of determination, a ratio, the numerator of which is Consolidated Cash Flow and the denominator of which is interest expense and rental expense for Company and its Consolidated Subsidiaries for the four fiscal quarters preceding such date of determination plus the current portion of all of Company's and its Consolidated Subsidiaries' long-term indebtedness (excluding the Excluded Term Debt Payments and including capitalized lease obligations) as of such date of determination all as determined in accordance with generally accepted accounting principles consistently applied; provided, however, in calculating rental expense for purposes of the denominator of this ratio, rental expense shall be determined on a cash basis."

      2. Section 8.14 of the Original Agreement is amended to read in its entirety as follows:

            "8.14     Consolidated Cash Flow Ratio.  Maintain a Consolidated
      Cash Flow Ratio of not less than 1.0 to 1.0 through January 27, 1996 and
      1.40 to 1.0 thereafter."

      3. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of the Original Agreement, as amended by this First Amendment, are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and the Original Agreement, as amended by this First Amendment, will be valid and binding obligations of Company in accordance with its terms; (b) the continuing representations and warranties of Company set forth in Sections 7.1 through 7.14 of the Original Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; and (c) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Original Agreement, has occurred and is continuing as of the date hereof.

      4. This First Amendment shall be effective upon execution of this First Amendment by Company, Agent and Banks.

      5. All references to the term "Agreement" and to the terms "hereof", "hereunder" and similar referential terms in the Original Agreement shall be deemed to mean or refer to the Original Agreement as amended by this First Amendment.

      6. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Agreement.

      7. This First Amendment may be executed in counterparts, in accordance with Section 12.10 of the Original Agreement.

      IN WITNESS WHEREOF, the Banks, the Agent and the Company have caused this First Amendment to be executed by their respective, duly authorized officers, all as of the date set forth above.


                                  COMPANY:

                                  JACOBSON STORES INC.


                                  By:       /s/  Kevin C. Binkley
                                      -----------------------------------

                                  Title:    Vice President-Treasurer
                                         --------------------------------




                                  AGENT:

                                  COMERICA BANK


                                  By:       /s/  Charles L. Weddell
                                      -----------------------------------

                                  Title:    Vice President
                                         --------------------------------



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

                                  BANKS:

                                  COMERICA BANK


                                  By:       /s/  Charles L. Weddell
                                      -----------------------------------

                                  Title:    Vice President
                                         --------------------------------




                                  NBD BANK (formerly known as NBD Bank, N.A.)


                                  By:       /s/  Thomas A. Gamm
                                      -----------------------------------

                                  Title:    Second Vice President
                                         --------------------------------






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